UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 15, 2011, certain subsidiaries of Hersha Hospitality Trust (the “Company”) and of certain joint ventures in which the Company owns an interest (collectively, the “Sellers”) entered into two separate master purchase and sale agreements with SOF-VIII U.S. Hotel Co-Invest Holdings, L.P. (“SOF VIII”), an affiliate of Starwood Capital Group.  The two agreements taken together are expected to effectuate the sale by the Company of 18 non-core hotel properties for an aggregate purchase price of approximately $155.0 million.  The transaction is expected to close by the end of the fourth quarter of 2011 and is subject to the satisfaction of customary closing conditions, including the receipt of lender and franchisor consents.

The 18 hotel properties to be sold to SOF VIII are as follows (unless indicated otherwise in the footnotes to the table, the Company owns a 100% interest in each of the properties being sold):

Franchise	Number of Rooms	Location	Outstanding Principal Balance, as of June 30, 2011, of Mortgage Debt to be Assumed (in thousands)
Hilton Garden Inn	150	Glastonbury, CT	$11,879
Holiday Inn	134	Norwich, CT	—
Residence Inn(1)	78	Danbury, CT	$7,636	(3)
Residence Inn(1)	133	Mystic, CT	$6,898	(3)
Residence Inn(1)	94	Southington, CT	$10,387	(3)
Springhill Suites(1)	80	Waterford, CT	$6,009	(3)
Residence Inn(2)	108	Williamsburg, VA	$6,734
Springhill Suites(2)	120	Williamsburg, VA	$4,585
Residence Inn	96	North Dartmouth, MA	$8,173
Summerfield Suites	135	Charlotte, NC	$7,330
Hampton Inn	97	Carlisle, PA	—
Hampton Inn	72	Danville, PA	—
Hampton Inn	75	Selinsgrove, PA	—
Holiday Inn Express	88	Malvern, PA	$3,861
Courtyard by Marriott	120	Scranton, PA	$5,927
Hilton Garden Inn	132	Edison, NJ	—
Fairfield Inn	103	Bethlehem, PA	$5,852
Fairfield Inn	109	Laurel, MD	$7,134
Total	1,924		$92,405	(3)(4)
__________________________

(1)
Four of the hotel properties expected to be sold to SOF VIII are owned by subsidiaries of Mystic Partners, LLC, an unconsolidated joint venture in which the Company and various unaffiliated third parties own varying interests depending on the hotel property owned.  The Company owns the following interests in these hotel properties: (i) a 66.7% interest in the Residence Inn (Danbury, CT); (ii) a 66.7% interest in the Residence Inn (Mystic, CT); (iii) a 44.7% interest in the Residence Inn (Southington, CT); and (iv) a 66.7% interest in the Springhill Suites (Waterford, CT).

(2)
The Company owns a 75% interest in each of the Residence Inn (Williamsburg, VA) and the Springhill Suites (Williamsburg, VA).  Unaffiliated third parties own the remaining 25% interest in each of these hotels. The Company consolidates the results of operations for both of these hotels for financial reporting purposes.

(3)
This mortgage debt is secured by a hotel property that is owned by an unconsolidated joint venture.  The Company accounts for its investment in unconsolidated joint ventures using the equity method of accounting. Accordingly, the Company’s portion of the outstanding principal balance of the mortgage debt shown in the table above secured by the Residence Inn (Danbury, CT) is approximately $5.1 million, secured by the Residence Inn (Mystic, CT) is approximately $4.6 million, secured by the Residence Inn (Southington, CT) is approximately $4.6 million and secured by the Springhill Suites (Waterford, CT) is approximately $4.0 million.

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(4)
The Company’s portion of the total outstanding principal balance, as of June 30, 2011, of the mortgage debt to be assumed by SOF VIII at the closing is approximately $79.8 million, of which approximately $61.5 million is consolidated mortgage debt and approximately $18.3 million is its portion of unconsolidated mortgage debt.  At the closing, the total outstanding principal balance of the mortgage debt being assumed by SOF VIII will be less than the amount shown in the table above as a result of the amortization of principal.

At the closing, SOF VIII will assume the existing mortgage debt secured by the hotel properties being sold and the amount of then outstanding principal balance of the mortgage debt being assumed will be applied and credited toward payment of the aggregate purchase price.  In addition, at the closing, deposits aggregating $5.0 million and cash credits aggregating $6.0 million will be applied and credited toward payment of the aggregate purchase price. The Company anticipates receiving total cash proceeds of approximately $54.4 million from the sale of the 18 non-core hotel properties to SOF VIII.  The Company intends to use such proceeds to repay outstanding indebtedness and for working capital purposes.

The foregoing summary of the two master purchase and sale agreements does not purport to be complete and is qualified in its entirety by reference to the actual text of the two master purchase and sale agreements, copies of which have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

The two master purchase and sale agreements are subject to closing conditions and other terms and conditions customary for real estate transactions and no assurances can be given that the transactions contemplated by the two agreements will close during the fourth quarter of 2011 or at all.  The two master purchase and sale agreements contain representations and warranties of the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person.  The assertions in those representations and warranties were made solely for purposes of the transactions contemplated by the two master purchase and sale agreements and are subject to important qualifications and limitations agreed to by and between the parties in connection with negotiating the two master purchase and sale agreements.  Accordingly, security holders should not rely on the representations and warranties as accurate or complete in characterization of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purpose of conducting certain due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1
Master Purchase and Sale Agreement (regarding the sale of six hotel properties), dated August 15, 2011, by and among PRA Glastonbury, LLC, 44 Hersha Norwich Associates, LLC, Danbury Suites, LLC, Whitehall Mansion Partners, LLC, Southington Suites, LLC, 790 West Street, LLC and Waterford Suites, LLC, individually and collectively as sellers, and SOF-VIII U.S. Hotel Co-Invest Holdings L.P., or its designee, as purchaser.

10.2
Master Purchase and Sale Agreement (regarding the sale of 12 hotel properties), dated August 15, 2011, by and among LTD Associates Two, LLC, LTD Associates One, LLC, HHLP Dartmouth Two Associates, LLC, HHLP Charlotte Associates, LLC, 994 Associates, 3544 Associates, 2144 Associates – Sellinsgrove, HHLP Malvern Associates, 44 Edison Associates, LLC, HHLP Scranton Associates, LLC, HHLP Bethlehem Associates, LP and 44 Laurel Associates, LLC, individually and collectively as sellers, and SOF-VIII U.S. Hotel Co-Invest Holdings L.P., or its designee, as purchaser.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2011	HERSHA HOSPITALITY TRUST

	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Master Purchase and Sale Agreement (regarding the sale of six hotel properties), dated August 15, 2011, by and among PRA Glastonbury, LLC, 44 Hersha Norwich Associates, LLC, Danbury Suites, LLC, Whitehall Mansion Partners, LLC, Southington Suites, LLC, 790 West Street, LLC and Waterford Suites, LLC, individually and collectively as sellers, and SOF-VIII U.S. Hotel Co-Invest Holdings L.P., or its designee, as purchaser.

10.2
Master Purchase and Sale Agreement (regarding the sale of 12 hotel properties), dated August 15, 2011, by and among LTD Associates Two, LLC, LTD Associates One, LLC, HHLP Dartmouth Two Associates, LLC, HHLP Charlotte Associates, LLC, 994 Associates, 3544 Associates, 2144 Associates – Sellinsgrove, HHLP Malvern Associates, 44 Edison Associates, LLC, HHLP Scranton Associates, LLC, HHLP Bethlehem Associates, LP and 44 Laurel Associates, LLC, individually and collectively as sellers, and SOF-VIII U.S. Hotel Co-Invest Holdings L.P., or its designee, as purchaser.